UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC  20549 _________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2005 (April 19, 2005)

Friedman's Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22356	58-20583
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Crossroads Parkway Savannah, Georgia 31422 (Address of principal executive offices)

(912) 233-9333 Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 19, 2005, the United States trustee in Savannah, Georgia (the “UST”) convened and presided at a meeting of creditors of Friedman’s Inc. (the “Company”) pursuant to section 341 of the United States Bankruptcy Code (the “Section 341 Meeting”). The slides that were presented by the Company at the Section 341 Meeting (the “Slides”) were filed with the United States Bankruptcy Court for the Southern District of Georgia located in Savannah, on April 19, 2005. The UST indicated that he would conclude the Section 341 Meeting following the provision of certain additional information by the Company pursuant to the UST’s subsequent written request. A copy of the Slides are included as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements included in the Slides, as well as certain other statements made by the Company, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company’s actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements and the Company’s liquidity, capital resources, and results of operations are subject to a number of risks and uncertainties, including, but not limited to, the following: the ability of the Company to operate as a going concern; the ability of the Company to continue to obtain use of cash collateral and/or debtor-in-possession (DIP) financing pursuant to the terms of such agreements; court approval of the motions prosecuted by the Company from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 case; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company’s ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company’s liquidity and/or results of operations; competitive pressures from other retailers; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; the final results of the audit including the review of the calculation of our allowance for doubtful accounts; the results of the SEC and United States Attorney’s Office for the Eastern District of New York investigations; the results of various litigation; the effect of the restatement on our credit facilities, including funding availability thereunder and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risks factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of our various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of the Company’s common stock receiving no distribution on account of their interest and cancellation of their interests. As described in the Company’s public statements in response to the request submitted to the United States Trustee for the appointment of a statutory equity committee, holders of the Company’s common stock (both Series A and Series B common stock) and other equity interests (such as options and warrants) should assume that they could receive little or no value as part of a plan of reorganization. In addition, under certain conditions specified under the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in the Company’s common stock or any claims relating to pre-petition liabilities and/or other interests in the Company such as warrants convertible into equity interests.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

Exhibit 99.1	Slides presented at the Section 341 Meeting on April 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN'S INC.

Date:	April 22, 2005	By:	/s/ Ken Maher

Name:	Ken Maher
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Slides presented at the Section 341 Meeting on April 19, 2005